                                                                    EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE

                      FIRST USA BANK, NATIONAL ASSOCIATION

                        WACHOVIA CREDIT CARD MASTER TRUST

The undersigned, duly authorized representatives of First USA Bank, National Association (the "Bank"), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999, (the "Pooling and Servicing Agreement"), by and between The First National Bank of Atlanta ("FNB Atlanta"), as Transferor and Servicer, and The Bank of New York (Delaware), as Trustee (the "Trustee"), for the Wachovia Credit Card Master Trust and as assumed pursuant to the Assumption Agreement, dated as of July 27, 2001 (the "Assumption Agreement"), among the Bank, as successor Transferor and Servicer, FNB Atlanta and the Trustee, do hereby certify that:

1.   The Bank is Servicer under the Pooling and Servicing Agreement.

2. The undersigned are duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

3. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

4. A review of the activities of the Servicer during the period November 1, 2000 to October 31, 2001 was conducted under our supervision.

5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including each Supplement, known to the undersigned to have been made during such period, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate this 20th day of November, 2001.

FIRST USA BANK, NATIONAL ASSOCIATION



By:  /s/ Tracie H. Klein                     By: /s/ Jeffrey Rigg
     -------------------------------             -------------------------------
     Name:  Tracie H. Klein                      Name:  Jeffrey Rigg
     Title: First Vice President                 Title: Senior Vice President-
                                                        Accounting